Exhibit 99

Press Release

April 25, 2013

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer, at (515) 222-2309

WEST BANCORPORATION, INC. DECLARES QUARTERLY DIVIDEND; ANNOUNCES FIRST QUARTER RESULTS

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, is pleased to report that its Board of Directors declared a quarterly dividend of $0.10 per common share. The dividend is payable on May 28, 2013, to shareholders of record on May 8, 2013.

For the first quarter of 2013, net income was $3.95 million, or $0.23 per basic and diluted common share. This compares to net income for the first quarter of 2012 of $3.98 million, which was also $0.23 per basic and diluted common share.

“During the first quarter of 2013, the loan portfolio grew by $9.6 million. As of March 31, 2013, our loans were $88 million, or 10 percent, higher than a year ago,” stated David Nelson, President and Chief Executive Officer of West Bancorporation, Inc. "We also added $93 million to the investment securities portfolio during the quarter, which should enhance earnings going forward. But the most exciting news for our Company is the opening of a loan production office in Rochester, Minnesota. We have hired three experienced bankers in that market and have attracted a respected community advisory board to help enhance the opportunities for growth in this location. My contacts and knowledge of that area from living there for 15 years prior to joining West Bank should also help generate business. The Rochester loan production office officially opened on March 18, 2013.”

Because of continued growth in mortgage banking, West Bank added a sales manager to provide leadership in this area. We continue to work toward our goal of having a mortgage originator in each banking location.

The new Grand Avenue branch building officially opened on March 28. We believe that it is a significant improvement from the previous structure and has been very well received by the surrounding neighborhood.

The Company filed its quarterly report on Form 10-Q with the Securities and Exchange Commission this morning. Please refer to that document for a more in-depth discussion of our quarterly results. The Form 10-Q is available on the Investor Relations section of West Bank's website at www.WestBankStrong.com. Our website address became www.WestBankStrong.com effective on April 15, 2013. The change reflects our expansion beyond the state of Iowa and signifies our opinion that we operate from a position of strength.

The Company will discuss its first quarter 2013 results during a conference call scheduled for tomorrow afternoon, Friday, April 26, 2013, at 2:00 p.m. Central Time. The telephone number for the conference call is 877-317-6016. A recording of the call will be available until May 6, 2013, at 877-344-7529, pass code: 10022849.

About West Bancorporation, Inc.
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services and trust services for consumers and small- to medium-sized businesses. West Bank has eight full-service offices in the Des Moines metropolitan area, two full-service offices in Iowa City, one full-service office in Coralville and a loan production office in Rochester, Minnesota.

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands, except per share data)

CONSOLIDATED STATEMENTS OF CONDITION	March 31, 2013	March 31, 2012
Assets
Cash and due from banks	$34,634	$32,803
Short-term investments	22,534	75,703
Securities	397,451	317,663
Loans held for sale	1,724	901
Loans	937,031	849,041
Allowance for loan losses	(15,632)	(16,651)
Loans, net	921,399	832,390
Bank-owned life insurance	25,890	25,923
Other real estate owned	8,232	9,963
Other assets	24,858	25,858
Total assets	$1,436,722	$1,321,204

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$316,898	$272,018
Interest-bearing:
Demand	158,055	163,553
Savings	454,735	374,530
Time of $100,000 or more	108,714	73,756
Other time	75,053	85,173
Total deposits	1,113,455	969,030
Short-term borrowings	64,258	93,496
Long-term borrowings	114,884	125,619
Other liabilities	7,633	6,790
Stockholders' equity	136,492	126,269
Total liabilities and stockholders' equity	$1,436,722	$1,321,204

Financial Information (continued) (unaudited)
(in thousands, except per share data)
	Three Months Ended March 31,
CONSOLIDATED INCOME STATEMENTS	2013	2012
Interest income
Loans, including fees	$10,908	$11,190
Securities	1,601	1,474
Other	63	42
Total interest income	12,572	12,706
Interest expense
Deposits	879	1,279
Short-term borrowings	27	37
Long-term borrowings	842	1,212
Total interest expense	1,748	2,528
Net interest income	10,824	10,178
Provision for loan losses	150	—
Net interest income after provision for loan losses	10,674	10,178
Noninterest income
Service charges on deposit accounts	708	730
Debit card usage fees	393	378
Trust services	239	204
Gains and fees on sales of residential mortgages	511	747
Increase in cash value of bank-owned life insurance	160	199
Investment securities impairment losses	—	(46)
Realized investment securities gains, net	—	(33)
Other income	210	222
Total noninterest income	2,221	2,401
Noninterest expense
Salaries and employee benefits	3,969	3,636
Occupancy	933	857
Data processing	483	501
FDIC insurance expense	189	166
Other real estate owned expense	16	82
Professional fees	303	292
Consulting fees	57	186
Other expense	1,296	1,145
Total noninterest expense	7,246	6,865
Income before income taxes	5,649	5,714
Income taxes	1,701	1,737
Net income	$3,948	$3,977

	PER COMMON SHARE		MARKET INFORMATION (1)
	Net Income
	Basic and Diluted	Dividends	High	Low
2013
1st Quarter	$0.23	$0.10	$11.72	$10.46

2012
1st Quarter	$0.23	$0.08	$10.46	$8.71
2nd Quarter	0.25	0.08	10.22	9.02
3rd Quarter	0.22	0.10	12.35	9.38
4th Quarter	0.22	0.10	12.29	9.75
(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown, or commissions.

	Three months ended March 31,
SELECTED FINANCIAL MEASURES	2013	2012
Return on average equity	11.84%	12.82%
Return on average assets	1.12%	1.23%
Net interest margin	3.36%	3.50%
Efficiency ratio	53.87%	51.82%

	As of March 31,
	2013	2012
Texas ratio	11.03%	15.28%
Allowance for loan losses ratio	1.67%	1.96%
Tangible common equity ratio	9.50%	9.56%
Definitions of ratios:

•	Return on average equity - annualized net income divided by average stockholders' equity.

•	Return on average assets - annualized net income divided by average assets.

•	Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains and net impairment losses) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets divided by tangible assets.